Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Roadzen Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.0001 per share	457(o)	-	$-	$20,000,000	$0.00014760	$2,952.00

			Total Offering Amounts			$20,000,000		$2,952.00
			Total Fees Previously Paid					$––
			Total Fee Offsets					$––
			Net Fee Due					$2,952.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended.
(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.